Exhibiot 10.20

EXECUTION
COPY

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (hereinafter referred to as this “Release Agreement”) is entered into as of the 19th day of October, 2005 by and between PRAECIS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451, USA (hereinafter referred to as “Praecis”) and SCHERING AG, a corporation organized and existing under the laws of Germany having its principal place of business at 13442 Berlin, Germany (hereinafter referred to as “Schering”), who may be referred to individually herein as a “Party” and collectively as the “Parties”

WITNESSETH:

WHEREAS, Praecis and Schering had entered into a License, Supply and Distribution Agreement dated April 27, 2004 (the “Agreement”) for the pharmaceutical product(s) containing an active ingredient known as “PPI-149”, defined as the “Product” in the Agreement, and marketed under the Praecis trademark of PLENAXIS®;

WHEREAS the Parties wish to terminate the Agreement and release each other from any and all claims arising thereunder;

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other valuable consideration, the Parties, intending to be legally bound, do agree as follows:

1.                                      Definitions

All capitalized terms, unless defined herein, shall have the meanings ascribed to them as set forth in the Agreement.

2.                                      Termination of Agreement

The Agreement is terminated in its entirety and in all countries by Schering pursuant to Section 16.2(a) effective September 28, 2005. As the Parties acknowledge that the Agreement has been validly terminated in its entirety, Praecis shall be entitled to Develop, manufacture and Commercialize the Product in any and all countries in the Territory.

3.                                      Reversion of Licenses

Any and all rights and licenses in or with respect to the Product that were granted to Schering in the Agreement have reverted back to Praecis, effective September 28, 2005.

4.                                      Settlement Payment

No later than 16:00 Central European Time five (5) business days after Schering receives an executed copy of this Release Agreement by fax or email, Schering shall pay to Praecis the sum of $4,000,000.00 (Four Million U.S. Dollars) (hereinafter referred to as the “Settlement Payment”) by wire transfer to Praecis’ account in accordance with the following wire transfer instructions:

UBS AG

ABA number 026007993

UBS Financial Services Inc.

Account number XXX-XX-XXXXXX-000

F/C PRAECIS Pharmaceuticals Inc.

Praecis’ account number CP-XXXXX

5.                                      Extinguishment of Schering’s Payment Obligations

Upon Praecis’ receipt of the Settlement Payment, Schering shall have no further obligation to pay Praecis any Milestone Payments under Article VIII  and/or Schedule 8.1 of the Agreement and/or any other provision under the Agreement and/or any other compensation regardless of whether any additional “Events” for Milestone Payments occur before Praecis’ receipt of the Settlement Payment. Upon receipt of the Settlement Payment, Praecis agrees that it shall not seek any further payment or other compensation from Schering. Schering shall have no responsibility for income taxes or other taxes, if any, that may be payable by Praecis as a result of the receipt of the Settlement Payment by Praecis, and any such tax liability shall be the responsibility of Praecis.

6.                                      General Releases

(a)                                  Schering’s Release.

In consideration for the covenants stated herein, Schering hereby fully releases, remises, acquits and forever discharges Praecis and its parents, subsidiaries, affiliates, and all their agents, servants, heirs, administrators, executors, insurers, employees, officers, directors, shareholders, legal representatives and all other related entities, predecessors, successors and assigns from any and all claims, demands, judgments, damages, liabilities, costs or expenses (including attorney’s fees or court costs), actions or causes of action at law or in equity, whether based in contract, tort, statute, regulation or any other legal or equitable theory of recovery, whether direct or indirect, whether known or unknown, whether presently discoverable or undiscoverable, whether suspected or claimed, arisen or yet to arise, which it ever had, now has or may in the future have against Praecis by reason of any matter, cause or thing whatsoever arising on or before the date of this Release Agreement and in any way related to the Agreement and/or the manufacture, Commercialization, Development, Improvement, Marketing Authorization Application, Licensed Activities, supply and/or distribution of the Product, excluding claims, actions or causes of action under this Release Agreement.

(b)                                  Praecis’ Release.

Effective upon its receipt of the aforementioned Settlement Payment, Praecis hereby fully releases, remises, acquits and forever discharges Schering and its parents, subsidiaries, affiliates, and all their agents, servants, heirs, administrators, executors, insurers, employees, officers, directors, shareholders, legal representatives and all other related entities, predecessors, successors and assigns from any and all claims, demands, judgments, damages, liabilities, costs or expenses (including attorney’s fees or court costs), actions or causes of action at law or in equity, whether based in contract, tort, statute, regulation or any other legal or equitable theory of recovery, whether direct or indirect, whether known or unknown, whether presently discoverable or undiscoverable, whether suspected or claimed, arisen or yet to arise, which it ever had, now has or may in the future have against Schering by reason of any matter, cause or thing whatsoever arising on or before the date of this Release Agreement and in any way related to the Agreement and/or the manufacture, Commercialization, Development, Improvement, Marketing Authorization Application, licensing, supply and/or distribution of the Product, excluding claims, actions or causes of action under this Release Agreement.

7.                                      Confidentiality

The terms and conditions of this Release Agreement shall be confidential and shall be subject to the Confidentiality obligations of the Parties set forth in Article XII of the Agreement, which terms shall survive termination.

8.                                      No Admission of Liability

This Release Agreement and the Settlement Payment represent a compromise and settlement of the dispute and are not an admission of liability on the part of either Party, nor an admission that either Party bears any fault or concedes any point, and is solely for the purpose of avoiding the expense and inconvenience of litigation and terminating the Agreement.

9.                                      Advice of Counsel.

Each party has had the opportunity to obtain the advice of counsel with respect to this Release Agreement, and in executing this Release Agreement, there was no promise or representation made other than as set forth herein.

10.                               Binding on Successors and Assigns.

This Release Agreement shall be binding upon and inure to the benefit of each Party’s respective successors and assigns.

11.                               Execution in Counterparts.

This document may be executed in counterparts. Signatures delivered by facsimile or email shall be enforceable as originals.

12.                               Termination.

If Praecis has not received the Settlement Payment by 12:00 noon (Boston time) on Thursday, October 27, 2005, Praecis may, by notice to Schering, terminate this Release Agreement whereupon this Release Agreement shall be void ab initio and without any force or effect.

13.                               Governing Law; Jurisdiction.

The provisions of Section 18.12 of the Agreement shall apply to this Release Agreement.

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IN WITNESS WHEREOF, Schering and Praecis have caused this Settlement Agreement and Mutual General Release to be executed as of the date stated above by their respective authorized representatives.

Berlin, Germany: October 19, 2005			Waltham, Massachusetts: October 19, 2005
SCHERING AKTIENGESELLSCHAFT			PRAECIS PHARMACEUTICALS, INC.

By:	/s/ Steffen Schroeder	/s/ Oliver Kohlhaas	By:	/s/ Kevin F. McLaughlin
	Name: Steffen Schroeder	Oliver Kohlhaas		Name: Kevin F. McLaughlin
	Title: Legal Department	Head of Strategy and Business Development Europe		Title: President and Chief Executive Officer

[Signature Page to Settlement Agreement and Mutual Geneal Release]